JOHN HANCOCK BOND TRUST

JOHN HANCOCK CALIFORNIA TAX FREE INCOME FUND

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

AMENDMENT TO SUB-ADVISORY AGREEMENT

AMENDMENT made as of this 1st of October, 2009 to the Sub-Advisory Agreement dated December 31, 2005 as amended (the “Agreement”), among John Hancock Advisers, LLC, a Delaware limited liability company, MFC Global Investment Management (U.S.), LLC (formerly, Sovereign Asset Management, LLC), a Delaware limited liability company, and each of the investment companies listed above.  In consideration of the mutual covenants contained herein, the parties agree as follows:

1.          CHANGE IN APPENDIX A

Appendix A of the Agreement, which relates to Section 3 of the Agreement, “Compensation of Sub-Adviser,” is hereby amended as shown in Appendix A hereto.

2.          EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3.         DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.         OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:    /s/Keith F. Hartstein

Keith F. Hartstein

President and Chief Executive Officer

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.) LLC

By:    /s/Barry H. Evans

Barry H. Evans

President & Chief Investment Officer

JOHN HANCOCK BOND TRUST, on behalf of its series listed in this Amendment

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND, on behalf of its series listed in this Amendment

JOHN HANCOCK MUNICIPAL SECURITIES TRUST, on behalf of its series listed in this Amendment

By:    /s/Keith F. Hartstein

Keith F. Hartstein

President and Chief Executive Officer

APPENDIX A

JOHN HANCOCK BOND TRUST

Percentage of Average Daily Net Assets
Fund	First $300 million	Next $300 million	Next $400 million	Next $1 billion	Excess over $2 billion
John Hancock Government Income Fund	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%

JOHN HANCOCK CALIFORNIA TAX FREE INCOME FUND

Percentage of Average Daily Net Assets
Fund	First $500 million	Next $500 million	Next $1 billion	Excess over $2 billion
John Hancock California Tax-Free Income Fund	[XX]%	[XX]%	[XX]%	[XX]%

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

Percentage of Average Daily Net Assets
Fund	First $75 million	Next $75 million	Next $1.85 billion	Next $2 billion	Excess over $4 billion
John Hancock High Yield Municipal Bond Fund	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%
Percentage of Average Daily Net Assets
Fund	First $500 million	Next $500 million	Next $2 billion	Excess over $3 billion
John Hancock Tax-Free Bond Fund	[XX]%	[XX]%	[XX]%	[XX]%